Exhibit 5.1
September 21, 2006

SBT Bancorp, Inc.
760 Hopmeadow Street
Simsbury, CT  06070
Re: Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (as amended, the "Securities Act") relating to the sale of up to 142,000 shares (the "Shares") of Common Stock, no par value, of SBT Bancorp, Inc., a Connecticut corporation (the "Company").

The Shares are to be issued and sold by the Company in connection with grants of restricted stock or upon exercise of options granted pursuant to the SBT Bancorp, Inc. 1998 Stock Plan (the "Plan"), the form of which has been incorporated by reference as Exhibit 99.1 to the Registration Statement.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Certificate of Incorporation and the bylaws of the Company, each as restated and/or amended to date, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories of such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Connecticut, including the Connecticut Business Corporation Act, and the federal laws of the United States of America.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable. It is understood that this opinion is being furnished to you solely for your benefit in connection with the Registration Statement and may not be used or relied upon by you for any other purpose.

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Please note that we are opining only to matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act and to the use of our name therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                               Very truly yours,

                                               /s/ Day, Berry & Howard LLP

                                               Day, Berry & Howard LLP